FOR IMMEDIATE RELEASE

GABLES FIRST QUARTER EARNINGS IN LINE WITH CONSENSUS ESTIMATES

        BOCA RATON, FLORIDA – May 10, 2004 – Gables Residential (NYSE:GBP) (the “Company”) today reported earnings for the first quarter. Net income available to common shareholders was $0.17 per diluted share and funds from operations (“FFO”) available to common shareholders was $0.53 per diluted share and in line with First Call consensus earnings estimates.

        Net income available to common shareholders for the quarter was $5.0 million, or $0.17 per diluted share, compared to $9.2 million, or $0.38 per diluted share, for the comparable period of 2003.  The first quarter 2004 results included gains from asset sales of $2.8 million, or $0.08 per diluted share, compared to $5.0 million, or $0.17 per diluted share, for the first quarter 2003.

        FFO available to common shareholders for the quarter was $17.6 million, or $0.53 per diluted share, compared to $19.8 million, or $0.65 per diluted share, for the comparable period of 2003.  The FFO metric excludes gain on sale of previously depreciated operating real estate assets and real estate asset depreciation and amortization.  A reconciliation of net income to FFO is included on page 12.

        This earnings release is available on Gables Residential’s website at www.gables.com. Please click on “Investor Relations” then “Financial Information/Earnings Releases” or go directly to this web address:www.gables.com/q104earningsrelease.

        The Company produces Earnings Release Supplements (“the Supplements”) that provide detailed information regarding the financial position and operating results of the Company.  These Supplements are available via the Company’s website and through e-mail distribution. Access to the Supplements through the Company’s website is available at www.gables.com/financialreports.  If you would like to receive future press releases via e-mail, please register through the Company’s website at www.gables.com/mailalerts. Some items referenced in the earnings release may require the Adobe Acrobat 6.0 Reader. If you do not have Adobe Acrobat 6.0 Reader, you may download it at the following website: www.adobe.com/products/acrobat/readstep2.html.

        The Company will host a conference call on Tuesday, May 11, 2004 at 11:00 a.m. Eastern Time.  Gables executives will discuss first-quarter earnings, current activity and the local multifamily markets.  The conference call will be open to the public and will also be broadcast live on the Internet via Gables Residential’s website at www.gables.com.  Please click on “Investor Relations” then “Calendar of Events/Earnings Calls” or go directly to this web address:www.gables.com/conferencecalls.  Those listening by phone should call in 5-10 minutes before conference time to (800) 901-5231 and use the passcode 37426262.  International callers or those in the 617 area code should call (617) 786-2961.

        A playback of the conference call will be available from 3:00 p.m. Eastern Time on Tuesday, May 11, 2004 until midnight on Friday, May 21, 2004.  US/Canada participants should call (888) 286-8010.  International callers or those in the 617 area code should call (617) 801-6888.  The Gables playback code is 37426262.  The playback can also be accessed for 12 months following the conference call via Gables Residential’s website at www.gables.com/webcasts.

Same-Store Operating Results for First Quarter 2004

        On a year-over-year basis, total property revenues declined 3.5% and property operating and maintenance expenses increased 2.9%, resulting in a 6.8% reduction in property net operating income (“NOI”) that was in-line with guidance for the quarter.  On a sequential-quarter basis, total property revenues were flat and property operating and maintenance expenses increased 1.2%, resulting in a 0.8% reduction in property net operating income.   A detail of the year-over-year and sequential-quarter same-store results by market is presented on pages 13 and 14, respectively.

Investment and Disposition Activity

        The Company completed development of the second phase of Gables Rock Springs, comprised of 233 apartment homes, in Atlanta one quarter ahead of schedule and has subsequently stabilized the lease-up ahead of schedule.  The Company also commenced development of phase III for an additional 193 apartment homes during the quarter.  Gables State Thomas Ravello, comprised of 290 apartment homes, also reached stabilization during the quarter.  The Company has $236 million of assets in various stages of development at March 31, 2004 as detailed on page 24 of the full press release, including the Supplements.

        During the quarter, the Company sold Gables Celebration, comprised of 231 apartment homes, in Orlando for $27.5 million.  The Company also sold its 20% interest in Gables White Oak, comprised of 186 apartment homes, in Houston to its venture partner.  Associated gains of $2.8 million were recognized in net income during the quarter.  Proceeds from the sales are being reinvested into development and acquisition activity during the year.

Earnings Guidance

        The Company’s guidance for the second quarter of 2004 and the full year 2004 for net income and FFO available to common shareholders on a diluted per share basis is disclosed and reconciled below. The midpoint for FFO guidance for the full year 2004 is $2.29 per diluted share, in line with the current First Call consensus earnings estimates.

Second Quarter 2004:	Range
	Low-End	High-End
Expected net income available to common shareholders	$0.51	$0.53
Add: Expected real estate asset depreciation and amortization	0.41	0.43
Less: Expected gain on sale of operating real estate assets	-0.38	-0.40
Expected FFO available to common shareholders	$0.54	$0.56

Same-Store Operating Assumptions to the Company’s Guidance (1):
Total property revenues	-1.00%	0.00%
Property operating and maintenance expenses	4.50%	4.00%
Property net operating income (NOI)	-3.50%	-2.50%

(1) Represents the projected change from the second quarter 2003 to the second quarter 2004.

Full Year 2004:	Range
	Low-End	High-End
Expected net income available to common shareholders	$2.30	$3.28
Add: Expected real estate asset depreciation and amortization	1.70	1.80
Less: Expected gain on sale of operating real estate assets	-1.75	-2.75
Expected FFO available to common shareholders	$2.25	$2.33

Same-Store Operating Assumptions to the Company’s Guidance (2):
Total property revenues	-0.50%	0.75%
Property operating and maintenance expenses	2.25%	1.50%
Property net operating income (NOI) (3)	-2.00%	0.50%

(2) Represents the projected change from 2003 to 2004. (3) A 1.0% increase or decrease in same-store property NOI for the year has an approximate $0.03 impact on FFO per diluted share.

Industry Recognition

        Subsequent to quarter end, the Company announced receipt of several industry awards which included being recognized as the 2004 Property Management Company of the Year in the Pillars of the Industry Awards.  Sponsored annually by the National Association of Home Builders (NAHB), the Pillars Awards were created to recognize excellence in the multifamily industry.  Gables was also recognized by SatisFacts Research as a winner in its most recent National Property and Portfolio Awards.  The awards honor the top performers in the SatisFacts Annual Resident Telesurvey which is a resident relationship management program that helps multifamily companies identify issues that are important to their residents.  The Company was also noted as the leading performer in the EPMS Quarterly Shopping Report Performance Comparison, better known as the EPMS Benchmark Survey, for the first quarter of 2004, marking the third quarter in a row that Gables has topped the EPMS Survey.  The EPMS Benchmark Survey allows participating apartment-management companies to assess how the leasing performance of their on-site associates compares with that of their peers.  “It is an honor to be selected for these awards,” commented Chris Wheeler, Gables Chairman and Chief Executive Officer.  “Property management is a core competency of our Company, and we consider recognition by our peers to be the highest accolade we could receive.”

Discontinued Operations

        The Company adopted SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” effective January 1, 2002.  This standard requires, among other things, that operating results of certain real estate assets sold subsequent to January 1, 2002, be reflected as discontinued operations in the statements of operations for all periods presented.  The Company evaluates, in the ordinary course of its business, the continued ownership of its assets relative to available opportunities to acquire and develop new assets and relative to available equity and debt capital financing.  The Company sells assets if it determines that such sales are the most attractive sources of capital for redeployment in its business, for repayment of debt, for repurchases of stock, and for other uses.  The Company expects to reclassify historical operating results whenever necessary in order to comply with the requirements of SFAS No. 144.

Non-GAAP Financial Measures and Other Terms

        This release, including the Supplements, contains certain non-GAAP financial measures and other terms.   The Company’s definition and calculation of these non-GAAP financial measures and other terms may differ from the definitions and methodologies used by other REITs and, accordingly, may not be comparable.  The non-GAAP financial measures referred to below should not be considered as alternatives to net income or other GAAP measures as indicators of our performance.  Additional information regarding these items and other non-GAAP financial measures and terms used in this release, including the Supplements, can be found elsewhere herein.

        Funds from Operations (FFO) is used by industry analysts and investors as a supplemental operating performance measure of an equity real estate investment trust (“REIT”).  The Company calculates FFO in accordance with the definition that was adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”).  FFO, as defined by NAREIT, represents net income (loss) determined in accordance with generally accepted accounting principles (“GAAP”), excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus certain non-cash items, such as real estate asset depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

        Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time.  Since real estate values instead have historically risen or fallen with market conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.  Thus, NAREIT created FFO as a supplemental measure of REIT operating performance that excludes historical cost depreciation, among other items, from GAAP net income.  The use of FFO, combined with the required primary GAAP presentations, has improved the understanding of operating results of REITs among the investing public and made comparisons of REIT operating results more meaningful.  Management generally considers FFO to be a useful measure for reviewing the comparative operating and financial performance of the Company (although it should be reviewed in conjunction with net income which remains the primary measure of performance) because by excluding gains or losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization, FFO can help users compare the operating performance of a company’s real estate between periods or as compared to different companies.

        Adjusted Funds From Operations (AFFO) represents FFO less recurring value retention capital expenditures.  Because FFO excludes real estate asset depreciation and amortization, AFFO represents a useful supplemental operating performance measure because it takes into consideration recurring value retention capital expenditures.

        Recurring Value Retention Capital Expenditures represent costs typically incurred every year during the life of a community, such as expenditures for carpet, vinyl flooring, appliances, mechanical equipment and fixtures.  To the extent such costs are incurred in connection with a major renovation of a community, they are excluded from this category.

        Non-recurring Capital Expenditures represent costs that are generally incurred in connection with a major project impacting an entire community, such as roof replacement, parking lot resurfacing, exterior painting and siding replacement.  These costs are not incurred on a regular basis and may not occur or reoccur during the anticipated hold period of an asset.  To the extent such costs are incurred in connection with a major renovation of a community they are excluded from this category.

        Value Enhancing Capital Expenditures represent costs for which an incremental value is expected to be achieved from increasing the NOI potential for a community or recharacterizing the quality of the income stream with an anticipated reduction in potential sales cap rate for items such as replacement of wood siding with a masonry-based Hardi-Board product, amenity upgrades and additions, installation of security gates and additions of covered parking.  To the extent such costs are incurred in connection with a major renovation of a community they are excluded from this category.

        Property Net Operating Income (NOI) is used by industry analysts, investors and Company management to measure operating performance of the Company’s properties.  NOI represents total property revenues less property operating and maintenance expenses (as reflected in the accompanying statements of operations).  Accordingly, NOI excludes certain expenses included in the determination of net income such as property management and other indirect operating expenses, interest expense and depreciation and amortization expense.  These items are excluded from NOI in order to provide results that are more closely related to a property’s results of operations.  Certain items, such as interest expense, while included in FFO and net income, do not affect the operating performance of a real estate asset and are often incurred at the corporate level as opposed to the property level.  As a result, management uses only those income and expense items that are incurred at the property level to evaluate a property’s performance.  Real estate asset depreciation and amortization is excluded from NOI for the same reasons that it is excluded from FFO pursuant to NAREIT’s definition.

        Stabilized Occupancy is defined as the earlier to occur of (i) 93% physical occupancy or (ii) one year after completion of construction.  For purposes of evaluating comparative operating performance, the Company categorizes its operating communities based on the period each community reaches stabilized occupancy.  For purposes of the period-end community charts, once a community has reached a stabilized occupancy level, it is reclassified from the Development/Lease-up Communities chart to the Stabilized Communities chart.

        Physical Occupancy represents gross potential rent less physical vacancy loss as a percentage of gross potential rent.

        Economic Occupancy represents actual rent revenue collected divided by gross potential rent.  Thus, economic occupancy differs from physical occupancy in that it takes into account concessions, non-revenue producing apartment homes and delinquencies.

        Gross Potential Rent is determined by valuing occupied apartment homes at contract rates and vacant units at market rates.

        Income Available for Debt Service and Preferred Dividends represents net income available to common shareholders before interest expense and credit enhancement fees, preferred dividends, original issuance costs associated with redemption of preferred shares, income taxes, depreciation, amortization, minority interest, gain on sale of real estate assets, long-term compensation expense, extraordinary items and unusual items, all from both continuing and discontinued operations, as applicable.  Management generally considers income available for debt service and preferred dividends to be an appropriate supplemental measure to net income of the operating performance of the Company because it helps investors to understand the ability of the Company to incur and service its debt and preferred stock obligations.

Forward-Looking Statements

        Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This release, including the supplements, contains forward-looking statements within the meaning of federal securities laws.  These forward-looking statements reflect the Company’s current views with respect to the future events or financial performance discussed in this release, based on management's beliefs and assumptions and information currently available.  When used, the words "believe", "anticipate", "estimate", "project", "should", "expect", “plan”, “assume” and similar expressions that do not relate solely to historical matters identify forward-looking statements.  Forward-looking statements in this release include, without limitation, statements relating to the Company’s ability to produce total returns through monthly dividends and share price changes that exceed the NAREIT apartment sector index and the Company’s ability to achieve its expectations for second quarter 2004 and full year 2004 earnings.  Forward-looking statements are subject to risks, uncertainties and assumptions and are not guarantees of future events or performance, which may be affected by known and unknown risks, trends and uncertainties.  Should one or more of these risks or uncertainties materialize, or should our assumptions prove incorrect, actual results may vary materially from those anticipated, projected or implied.  Factors that may cause such a variance include, among others:  local and national economic and market conditions, including changes in occupancy rates, rental rates, and job growth; the demand for apartment homes in the Company's current and proposed markets; the uncertainties associated with the Company's current real estate development, including actual costs exceeding the Company's budgets; changes in construction costs; construction delays due to the unavailability of materials or weather conditions; the failure to sell communities on favorable terms, in a timely manner or at all; the failure of acquisitions to yield anticipated results; the cost and availability of financing; changes in interest rates; competition; the effects of the Company's accounting and other policies; and additional factors discussed from time to time in the Company’s filings with the Securities and Exchange Commission.  The Company expressly disclaims any responsibility to update forward-looking statements.

About Gables

        With a mission of Taking Care of the Way People Live®, Gables Residential has received national recognition for excellence in the management, development, acquisition and construction of luxury multifamily communities in high job growth markets. The Company's strategic objective is to produce total returns through monthly dividends and share price changes that exceed the NAREIT apartment sector index.

        The Company has a research-driven strategy focused on markets characterized by high job growth and resiliency to national economic downturns. Within these markets, the Company targets Established Premium Neighborhoods™ (“EPN’s”), generally defined as areas with high per square foot prices for single-family homes. By investing in resilient, demand-driven markets and EPN™ locations with barriers to entry, the Company expects to achieve its strategic objective.

        The Company is one of the largest apartment operators in the nation and currently manages 45,002 apartment homes in 165 communities, owns 83 communities with 22,704 stabilized apartment homes primarily in Atlanta, Houston, South Florida, Austin, Dallas and Washington, DC and has an additional 9 communities with 2,496 apartment homes under development or lease-up. For further information, please contact Gables Investor Relations at (800) 371-2819 or access Gables Residential’s website at www.gables.com.

GABLES RESIDENTIAL
Consolidated Statements of Operations
March 31, 2004
(Unaudited and amounts in thousands, except for per share data)

	Three months ended
	March 31,
	2004	2003
Revenues:
Rental revenues	$ 53,725	$ 50,087
Other property revenues	2,896	2,630
Total property revenues	56,621	52,717

Property management revenues	2,154	1,849
Ancillary services revenues	1,214	1,873
Interest income	8	73
Other revenues	406	46
Total other revenues	3,782	3,841

Total revenues	60,403	56,558

Expenses:
Property operating and maintenance (exclusive of items shown below)	20,772	18,344
Real estate asset depreciation and amortization	14,020	12,124
Property management (owned and third party)	4,286	3,486
Ancillary services	1,064	1,225
Interest expense and credit enhancement fees	11,157	10,921
Amortization of deferred financing costs	505	424
General and administrative	2,974	2,333
Corporate asset depreciation and amortization	498	342
Total expenses	55,276	49,199

Income from continuing operations before equity in income of joint ventures
and minority interest	5,127	7,359

Equity in income of joint ventures	484	95
Minority interest of common unitholders in Operating Partnership	(441)	(1,059)
Minority interest of preferred unitholders in Operating Partnership	-	(1,078)

Income from continuing operations	5,170	5,317

Operating income from discontinued operations, net of minority interest	(8)	700
Gain on disposition of discontinued operations, net of minority interest	2,079	4,075
Income from discontinued operations, net of minority interest	2,071	4,775

Net income	7,241	10,092

Dividends to preferred shareholders	(2,194)	(844)

Net income available to common shareholders	$ 5,047	$ 9,248

Weighted average number of common shares outstanding - basic	28,981	24,495
Weighted average number of common shares outstanding - diluted	33,425	30,337

Per Common Share Information-Basic:
Income from continuing operations (net of preferred dividends)	$ 0.10	$ 0.18
Income from discontinued operations, net of minority interest	$ 0.07	$ 0.19
Net income available to common shareholders	$ 0.17	$ 0.38

Per Common Share Information-Diluted:
Income from continuing operations (net of preferred dividends)	$ 0.10	$ 0.18
Income from discontinued operations	$ 0.07	$ 0.19
Net income available to common shareholders	$ 0.17	$ 0.38

GABLES RESIDENTIAL
Funds From Operations and Adjusted Funds From Operations
March 31, 2004
(Unaudited and amounts in thousands, except for per share data)

	Three months ended
	March 31,
	2004	2003

Net income available to common shareholders	$ 5,047	$ 9,248

Minority interest of common unitholders in Operating Partnership:
Continuing operations	441	1,059
Discontinued operations	302	1,132
Total	743	2,191

Real estate asset depreciation and amortization:
Wholly-owned real estate assets - continuing operations	14,020	12,124
Wholly-owned real estate assets - discontinued operations	204	941
Joint venture real estate assets	391	340
Total	14,615	13,405

Gain on sale of previously depreciated operating real estate assets:
Wholly-owned real estate assets - discontinued operations	(2,382)	(5,042)
Joint venture real estate assets	(432)	-
Total	(2,814)	(5,042)

Funds from operations available to common shareholders
- basic and diluted	$ 17,591	$ 19,802

Recurring value retention capital expenditures:
Carpet and flooring	1,045	1,159
Appliances	166	167
Other additions and improvements	873	1,143
Total	2,084	2,469

Adjusted funds from operations available to common
shareholders - basic and diluted	$ 15,507	$ 17,333

Average common shares and units outstanding - basic	33,277	30,300
Average common shares and units outstanding - diluted	33,425	30,337

Per common share data - basic:
Funds from operations available to common shareholders	$ 0.53	$ 0.65
Adjusted funds from operations available to common shareholders	$ 0.47	$ 0.57

Per common share data - diluted:
Funds from operations available to common shareholders	$ 0.53	$ 0.65
Adjusted funds from operations available to common shareholders	$ 0.46	$ 0.57

Common shares and units outstanding reconciliation:
Average common shares and units outstanding - basic	33,277	30,300
Incremental shares from assumed conversions of:
Stock options	135	28
Other	13	9
Average common shares and units outstanding - diluted	33,425	30,337

GABLES RESIDENTIAL
Results of Property Operations - Year-over-Year Quarter Comparisons
March 31, 2004
(Unaudited and amounts in thousands, except for property data)

The combined operating performance for all of the Company's wholly-owned communities that are included in continuing operations for the three months ended March 31, 2004 ("1Q 2004") and March 31, 2003 ("1Q 2003") is as follows:

				Number of
				1Q 2004
				Apt. Homes	1Q 2004	1Q 2003	$ Change	% Change
Rental and other property revenues:
Same-store communities (1)				16,099	$ 43,627	$ 45,186	$ (1,559)	-3.5%	(A)
Triple net master lease communities				728	1,861	1,849	12	0.6%
Communities stabilized in 1Q 2004, but not in 1Q 2003				2,534	7,051	4,653	2,398	51.5%
Development and lease-up communities				1,748	2,642	26	2,616	10,061.5%
Communities under renovation or not fully operational				583	1,440	1,003	437	43.6%
Acquired stabilized communities (2)				-	-	-	-	-
Sold communities (3)				-	-	-	-	-
Total property revenues				21,692	$ 56,621	$ 52,717	$ 3,904	7.4%

Property operating and maintenance expenses (4):
Same-store communities (1)					$ 16,172	$ 15,717	$ 455	2.9%	(A)
Triple net master lease communities					215	203	12	5.9%
Communities stabilized in 1Q 2004, but not in 1Q 2003					2,705	2,010	695	34.6%
Development and lease-up communities					1,064	-	1,064	-
Communities under renovation or not fully operational					616	414	202	48.8%
Acquired stabilized communities (2)					-	-	-	-
Sold communities (3)					-	-	-	-
Total property operating and maintenance expenses					$ 20,772	$ 18,344	$ 2,428	13.2%

Property net operating income (NOI) (5):
Same-store communities (1)					$ 27,455	$ 29,469	$ (2,014)	-6.8%	(A)
Triple net master lease communities					1,646	1,646	-	0.0%
Communities stabilized in 1Q 2004, but not in 1Q 2003					4,346	2,643	1,703	64.4%
Development and lease-up communities					1,578	26	1,552	5,969.2%
Communities under renovation or not fully operational					824	589	235	39.9%
Acquired stabilized communities (2)					-	-	-	-
Sold communities (3)					-	-	-	-
Total property net operating income (NOI)					$ 35,849	$ 34,373	$ 1,476	4.3%

Total property NOI as a percentage of total property revenues					63.3%	65.2%	-	-1.9%

(1) Communities that were owned and fully stabilized throughout both 1Q 2004 and 1Q 2003 ("same-store").
(2) Stabilized communities that were acquired subsequent to January 1, 2004.
(3) Communities that were sold subsequent to January 1, 2003.
(4) Represents direct property operating and maintenance expenses as reflected in the Company's consolidated statements of operations and excludes certain expenses included in the determination of net income such as property management and other indirect operating expenses, interest expense and depreciation and amortization expense.
(5) Calculated as total property revenues less property operating and maintenance expenses as reflected above.

(A) Additional information for the 61 same-store communities by market is as follows:

	Number of	% of	Physical	Economic	% Change from 1Q 2003 to 1Q 2004 in
	Apartment	1Q 2004	Occupancy	Occupancy	Economic
Market	Homes	NOI	in 1Q 2004	in 1Q 2004	Occupancy	Revenues	Expenses	NOI

South Florida	4,557	32.8%	94.9%	92.6%	-1.6%	-0.9%	5.0%	-3.7%
Houston	3,857	21.8%	93.8%	92.2%	-2.4%	-5.3%	4.6%	-10.6%
Atlanta	3,614	18.9%	93.2%	90.5%	-1.2%	-4.8%	-0.1%	-7.4%
Austin	1,677	11.5%	93.1%	92.1%	-1.0%	-4.8%	-2.1%	-6.4%
Dallas	1,300	10.0%	94.9%	92.6%	-0.4%	-2.9%	0.8%	-5.0%
Washington, D.C.	82	1.6%	94.4%	94.0%	-4.2%	-2.3%	10.9%	-7.2%
Other	1,012	3.4%	88.9%	81.8%	-5.2%	-3.7%	10.9%	-14.1%
Totals	16,099	100.0%	93.8%	91.6%	-1.7%	-3.5%	2.9%	- 6.8%

GABLES RESIDENTIAL
Results of Property Operations - Sequential-Quarter Comparisons
March 31, 2004
(Unaudited and amounts in thousands, except for property data)

The combined operating performance for all of the Company's wholly-owned communities that are included in continuing operations for the three months ended March 31, 2004 ("1Q 2004") and December 31, 2003 ("4Q 2003") is as follows:

				Number of
				1Q 2004
				Apt. Homes	1Q 2004	4Q 2003	$ Change	% Change
Rental and other property revenues:						(6)
Same-store communities (1)				18,570	$ 50,101	$ 50,124	$ (23)	0.0%	(A)
Triple net master lease communities				728	1,861	1,850	11	0.6%
Communities stabilized in 1Q 2004, but not in 4Q 2003				245	976	1,019	(43)	-4.2%
Development and lease-up communities				1,748	2,644	2,012	632	31.4%
Communities under renovation or not fully operational				401	1,039	888	151	17.0%
Acquired stabilized communities (2)				-	-	-	-	-
Sold communities (3)				-	-	-	-	-
Total property revenues				21,692	$ 56,621	$ 55,893	$ 728	1.3%

Property operating and maintenance expenses (4):
Same-store communities (1)					$ 18,730	$ 18,508	$ 222	1.2%	(A)
Triple net master lease communities					215	204	11	5.4%
Communities stabilized in 1Q 2004, but not in 4Q 2003					329	325	4	1.2%
Development and lease-up communities					1,064	969	95	9.8%
Communities under renovation or not fully operational					434	333	101	30.3%
Acquired stabilized communities (2)					-	-	-	-
Sold communities (3)					-	-	-	-
Total property operating and maintenance expenses					$ 20,772	$ 20,339	$ 433	2.1%

Property net operating income (NOI) (5):
Same-store communities (1)					$ 31,371	$ 31,616	$ (245)	-0.8%	(A)
Triple net master lease communities					1,646	1,646	-	0.0%
Communities stabilized in 1Q 2004, but not in 4Q 2003					647	694	(47)	-6.8%
Development and lease-up communities					1,580	1,043	537	51.5%
Communities under renovation or not fully operational					605	555	50	9.0%
Acquired stabilized communities (2)					-	-	-	-
Sold communities (3)					-	-	-	-
Total property net operating income (NOI)					$ 35,849	$ 35,554	$ 295	0.8%

Total property NOI as a percentage of total property revenues					63.3%	63.6%	-	-0.3%

(1) Communities that were owned and fully stabilized throughout both 1Q 2004 and 4Q 2003 ("same-store").
(2) Stabilized communities that were acquired subsequent to January 1, 2004.
(3) Communities that were sold subsequent to October 1, 2003.
(4) See (4) on page 13.
(5) Calculated as total property revenues less property operating and maintenance expenses as reflected above.
(6) The results reported for 4Q 2003 in the earnings release dated February 3, 2004 have been restated to reflect the results of Gables Celebration as discontinued operations pursuant to SFAS No. 144. This community was sold in 1Q 2004 and contributed $699 in total property revenues,
$327 in property operating and maintenance expenses and $372 in property NOI to the 4Q 2003 results.

(A) Additional information for the 69 same-store communities by market is as follows:

	Number of	% of	Physical	Economic	% Change from 4Q 2003 to 1Q 2004 in
	Apartment	1Q 2004	Occupancy	Occupancy	Economic
Market	Homes	NOI	in 1Q 2004	in 1Q 2004	Occupancy	Revenues	Expenses	NOI

South Florida	4,729	29.8%	95.0%	92.8%	-1.0%	-0.4%	0.2%	-0.8%
Atlanta	5,025	22.6%	93.1%	90.4%	0.4%	0.2%	-2.7%	2.0%
Houston	3,857	19.0%	93.8%	92.2%	0.8%	0.1%	3.4%	-2.0%
Austin	1,916	11.7%	93.0%	92.7%	-0.4%	-0.2%	2.2%	-1.7%
Dallas	1,634	10.7%	94.9%	92.7%	1.4%	0.3%	3.2%	-1.4%
Washington, D.C.	82	1.4%	94.4%	94.0%	-1.4%	-1.8%	46.8%	-14.2%
Other	1,327	4.8%	88.7%	82.4%	0.6%	0.6%	2.2%	-0.6%
Totals	18,570	100.0%	93.7%	91.5%	0.1%	0.0%	1.2%	-0.8%

GABLES RESIDENTIAL
Consolidated Statements of Operations - SFAS No. 144
March 31, 2004
(Unaudited and amounts in thousands)

	Three months ended March 31, 2004			Three months ended March 31, 2003
	As	Discontinued	Pre SFAS	As	Discontinued	Pre SFAS
	Reported	Operations	No. 144	Reported	Operations	No. 144
Revenues:
Rental revenues	$ 53,725	$ 576	$ 54,301	$ 50,087	$ 3,956	$ 54,043
Other property revenues	2,896	34	2,930	2,630	220	2,850
Total property revenues	56,621	610	57,231	52,717	4,176	56,893
Property management revenues	2,154	-	2,154	1,849	-	1,849
Ancillary services revenues	1,214	-	1,214	1,873	-	1,873
Interest income	8	-	8	73	-	73
Other revenues	406	-	406	46	-	46
Total other revenues	3,782	-	3,782	3,841	-	3,841
Total revenues	60,403	610	61,013	56,558	4,176	60,734

Expenses:
Property operating and maintenance (exclusive of items shown below)	20,772	270	21,042	18,344	1,776	20,120
Real estate asset depreciation and amortization	14,020	204	14,224	12,124	941	13,065
Property management (owned and third party)	4,286	-	4,286	3,486	-	3,486
Ancillary services	1,064	-	1,064	1,225	-	1,225
Interest expense and credit enhancement fees	11,157	145	11,302	10,921	594	11,515
Amortization of deferred financing costs	505	-	505	424	-	424
General and administrative	2,974	-	2,974	2,333	-	2,333
Corporate asset depreciation and amortization	498	-	498	342	-	342
Total expenses	55,276	619	55,895	49,199	3,311	52,510

Income from continuing operations before equity in income of joint ventures,
gain on sale and minority interest	5,127	(9)	5,118	7,359	865	8,224

Equity in income of joint ventures	484	-	484	95	-	95
Gain on sale of previously depreciated operating real estate assets	-	2,382	2,382	-	5,042	5,042
Minority interest of common unitholders in Operating Partnership	(441)	(302)	(743)	(1,059)	(1,132)	(2,191)
Minority interest of preferred unitholders in Operating Partnership	-	-	-	(1,078)	-	(1,078)

Income from continuing operations	5,170	2,071	7,241	5,317	4,775	10,092

Operating income from discontinued operations, net of minority interest	(8)	8	-	700	(700)	-
Gain on disposition of discontinued operations, net of minority interest	2,079	(2,079)	-	4,075	(4,075)	-

Income from discontinued operations, net of minority interest	2,071	(2,071)	-	4,775	(4,775)	-

Net income	7,241	-	7,241	10,092	-	10,092

Dividends to preferred shareholders	(2,194)	-	(2,194)	(844)	-	(844)

Net income available to common shareholders	$ 5,047	$ -	$ 5,047	$ 9,248	$ -	$ 9,248

The Company adopted SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," effective January 1, 2002. This standard requires, among other things, that operating results of certain real estate assets which have been sold subsequent to January 1, 2002, or otherwise qualify as held for disposition (as defined by SFAS
No. 144), be reflected as discontinued operations in the statements of operations for all periods presented. During the three months ended March 31, 2004, the Company sold one wholly-owned operating real estate asset. During 2003, the Company sold the following wholly-owned operating real estate assets: one during the first quarter, two during the third quarter and two during the fourth quarter. The operating results for these six wholly-owned assets sold are reflected as discontinued
operations in the statements of operations for all periods presented. Interest expense has been allocated to the results of the discontinued operations in accordance with
EITF No. 87-24.

The above table presents the results as reported pursuant to SFAS No. 144, the results of the six assets included in discontinued operations, and the results before the impact of SFAS No. 144 for the three months ended March 31, 2004 and 2003, respectively. The results before the impact of SFAS No. 144 are presented and reconciled here to facilitate reconciliation to items included elsewhere within the release that include results attributable to both continuing and discontinued operations.

GABLES RESIDENTIAL
Results of Joint Venture Operations
March 31, 2004
(Unaudited and amounts in thousands, except for property data)

The Company's share of the operating results for the communities owned by unconsolidated joint ventures in which it has an interest during the three months ended March 31, 2004 ("1Q 2004") and March 31, 2003 ("1Q 2003")
is as follows:

Company's share of joint venture results:
	1Q 2004
	Stabilized	Lease-up	Sales		Total
	(1)	(2)	(3)	Total	1Q 2003
Rental and other property revenues	$ 1,046	$ 146	$ 97	$ 1,289	$ 1,146
Property operating and maintenance expenses
(exclusive of items shown separately below)	(427)	(65)	(43)	(535)	(468)
Property net operating income (NOI)	$ 619	$ 81	$ 54	$ 754	$ 678
Interest expense and credit enhancement fees	(251)	(21)	(11)	(283)	(207)
Amortization of deferred costs	(12)	(5)	(1)	(18)	(16)
Other	(8)	(1)	(1)	(10)	(20)
Funds from operations (FFO)	$ 348	$ 54	$ 41	$ 443	$ 435
Gain on sale of previously depreciated operating
real estate assets	-	-	432	432	-
Real estate asset depreciation	(313)	(46)	(32)	(391)	(340)
Equity in income of joint ventures	$ 35	$ 8	$ 441	$ 484	$ 95

Number of operating communities	7	1	1	9	9
Number of apartment homes in operating communities	2,492	297	186	2,975	2,975
Average percent occupied during the period	91%	80%	94%	90%	80%

(1) Communities that were owned and fully stabilized throughout 1Q 2004.
(2) Communities in the development and/or lease-up phase that were not fully stabilized during all or any of 1Q 2004.
(3) Communities that were sold subsequent to the beginning of 1Q 2004.

GABLES RESIDENTIAL
Income Available for Debt Service and Preferred Dividends and Coverage Ratios
March 31, 2004
(Unaudited and amounts in thousands, except for coverage ratios)

	Three months ended
	March 31,
	2004	2003
Reconciliations from continuing and discontinued operations:

Net income available to common shareholders	$ 5,047	$ 9,248
Dividends to preferred shareholders	2,194	844
Minority interest of preferred unitholders in Operating Partnership	-	1,078
Minority interest of common unitholders in Operating Partnership	743	2,191
Interest expense and credit enhancement fees	11,302	11,515
Long-term compensation expense	519	386
Gain on sale of previously depreciated operating real estate assets:
Wholly-owned real estate assets	(2,382)	(5,042)
Joint venture real estate assets	(432)	-
Total gain on sale of real estate assets	(2,814)	(5,042)
Real estate asset depreciation and amortization:
Wholly-owned real estate assets	14,224	13,065
Joint venture real estate assets	391	340
Corporate asset depreciation	498	342
Amortization of deferred costs:
Wholly-owned real estate assets	505	424
Joint venture real estate assets	18	16
Total depreciation and amortization expense	15,636	14,187

Income available for debt service and preferred dividends (a)	$ 32,627	$ 34,407

Interest expense and credit enhancement fees (b)	$ 11,302	$ 11,515
Regularly scheduled principal amortization payments	444	528
Total debt service (c)	$ 11,746	$ 12,043

Dividends to preferred shareholders	$ 2,194	$ 844
Minority interest of preferred unitholders in Operating Partnership	-	1,078
Total preferred dividends (d)	$ 2,194	$ 1,922

Capitalized interest	$ 2,340	$ 2,103
Capitalized interest funded by construction loans included
in capitalized interest above	$ 239	$ 46

Coverage ratios excluding capitalized interest:
Interest expense and credit enhancement fees (a)/(b)	2.89	2.99
Debt service (a)/(c)	2.78	2.86
Debt service and preferred dividends (a)/((c)+(d))	2.34	2.46

GABLES RESIDENTIAL
Consolidated Balance Sheets
March 31, 2004
(Unaudited and amounts in thousands, except for per share data)

	March 31,	December 31,
	2004	2003
ASSETS:
Real estate assets:
Land	$ 279,741	$ 283,015
Buildings	1,361,529	1,367,086
Furniture, fixtures and equipment	143,453	140,077
Construction in progress	143,182	146,041
Investment in joint ventures	10,163	11,456
Undeveloped land	29,072	15,822
Real estate assets before accumulated depreciation	1,967,140	1,963,497
Less: accumulated depreciation	(305,890)	(297,464)
Net real estate assets	1,661,250	1,666,033

Cash and cash equivalents	7,858	5,915
Restricted cash	5,667	6,116
Deferred financing costs, net	4,422	5,029
Other assets, net	40,642	41,983
Total assets	$ 1,719,839	$ 1,725,076

LIABILITIES AND SHAREHOLDERS' EQUITY:
Notes payable	$ 1,024,152	$ 1,003,100
Accrued interest payable	6,547	13,751
Preferred dividends payable	374	374
Real estate taxes payable	8,112	15,792
Accounts payable and accrued expenses - construction	9,727	12,549
Accounts payable and accrued expenses - operating	15,505	16,466
Security deposits	4,081	4,048
Series Z Preferred Shares at $25.00 liquidation preference, 180 shares
issued and outstanding, including accrued and unpaid dividends	5,802	5,746
Total liabilities	1,074,300	1,071,826

Minority interest of common unitholders in Operating Partnership	67,117	70,711

Shareholders' equity:
Excess shares, $0.01 par value, 51,000 shares authorized	-	-
Preferred shares, $0.01 par value, 20,000 shares authorized,
Series C-1 Preferred Shares at $25.00 liquidation preference,
1,600 shares issued and outstanding	40,000	40,000
Series D Preferred Shares at $25.00 liquidation preference,
3,000 shares issued and outstanding	75,000	75,000
Series Z Preferred Shares, reported above
Common shares, $0.01 par value, 100,000 shares authorized,
33,555 and 33,120 shares issued at March 31, 2004 and
December 31, 2003, respectively	336	331
Additional paid-in capital	571,482	573,636
Treasury shares at cost, 4,340 common shares	(105,171)	(105,171)
Deferred long-term compensation	(3,225)	(1,257)
Accumulated earnings	-	-
Total shareholders' equity	578,422	582,539
Total liabilities and shareholders' equity	$ 1,719,839	$ 1,725,076

                                                                                                                       -19-

GABLES RESIDENTIAL
Capitalized Community Expenditures and Expensed Maintenance Costs
March 31, 2004
(Unaudited and amounts in thousands, except per home and square foot data)
					Categorization of YTD 2004 Additional Capitalized Value
				YTD 2004	Acquisitions,	Capital Expenditures			Recurring		YTD 2004
	Apartment	Real estate assets before		Additional	Development,	Recurring	Non-Recurring		Value		Maintenance
	Homes at	accumulated depreciation at		Capitalized	Renovation &	Value	and Value-		Retention Per		Expensed Per
	3/31/2004	3/31/2004	12/31/2003	Value	Dispositions	Retention	Enhancing	Total	Home	Sq. Ft.	Home	Sq. Ft.
				(1)							(2)	(2)

A Stabilized communities	18,815	$ 1,572,574	$ 1,569,976	$ 2,598	$ 91	$ 2,011	$ 496	$ 2,598	$ 107	$ 0.10	$ 233	$ 0.23

B Renovation communities (3)	594	53,849	52,037	1,812	1,772	40	-	1,812	nm	nm	nm	nm

C Triple net master lease communities	728	58,320	58,317	3	-	-	3	3	na	na	na	na

D Development and lease-up communities (4)	2,198	244,860	226,259	18,601	18,574	24	3	18,601	nm	nm	nm	nm

Subtotal	22,335	1,929,603	1,906,589	23,014	20,437	2,075	502	23,014	$ 93	$ 0.09	$ 209	$ 0.20

E Undeveloped land		29,072	15,822	13,250	13,250	-	-	13,250

F Sold communities		-	31,328	(31,328)	(31,337)	9	-	(31,328)

G Investment in joint ventures	2,865	10,163	11,456	(1,293)	(1,293)	-	-	(1,293)

H Intangible assets (5)		(1,698)	(1,698)	-	-	-	-	-

Grand total	25,200	$ 1,967,140	$ 1,963,497	$ 3,643	$ 1,057	$ 2,084	$ 502	$ 3,643

(1) Expenditures in excess of $1 for purchases of a new asset with a useful life in excess of one year and for replacements and repairs that extend the useful life of the asset are capitalized.
This activity is for the period January 1, 2004 to March 31, 2004.

(2) Includes expensed maintenance, landscape and contract service costs associated with the ongoing maintenance and operation of the community. Such costs are included in property operating and maintenance expenses in the accompanying statements of operations. The maintenance costs include payroll costs for internal maintenance personnel, supplies, materials, general maintenance costs and redecorating costs associated with the leasing of an apartment home such as interior painting and cleaning. Landscape and contract service costs include landscape contract services, flowers, mulch, tree-trimming and irrigation. The costs presented represent expensed costs for the period January 1, 2004 to March 31, 2004.

(3) Represents communities that are in renovation or not fully operational during the YTD 2004 period and includes Gables Belmar and Gables Rock Springs.

(4) Represents communities that are under development or in lease-up during the YTD 2004 period and includes Gables Augusta, Gables Beach Park, Gables Floresta,
Gables Grandview, Gables Montecito, Gables State Thomas Ravello and Gables Woodley Park.

(5) Represents the purchase price allocated to at-market, in-place leases and resident relationships for apartment communities acquired subsequent to July 1, 2001, the effective date of
SFAS No. 141, "Business Combinations." Intangible asset balances are included in the subtotal line item above, and subtracted here in order to reconcile to total real estate assets before accumulated depreciation as reflected on the accompanying balance sheets. Intangible assets are reflected in other assets on the accompanying balance sheets.

GABLES RESIDENTIAL
Summary Balance Sheet Information for Gables' Unconsolidated Joint Ventures (JVs)
March 31, 2004
(Unaudited and amounts in thousands, except for property data)

	March 31, 2004					December 31,
	Arbors of			CMS		2003
Balance Sheet Summary at JV Level	Harbortown	GRAP (1)	GRAP II (2)	Tennessee	Total	Total

Real estate assets	$ 16,429	$ 48,439	$ 98,143	$ 64,406	$ 227,417	$ 238,975
Less: accumulated depreciation	(5,262)	(7,757)	(5,421)	(8,545)	(26,985)	(25,967)
Net real estate assets	11,167	40,682	92,722	55,861	200,432	213,008
Other assets	3,257	419	1,564	2,306	7,546	9,516

Total assets	$ 14,424	$ 41,101	$ 94,286	$ 58,167	$ 207,978	$ 222,524

Mortgage debt	$ 16,350	$ 28,000	$ 57,667	$ 51,558	$ 153,575	$ 160,344
Other liabilities	287	300	1,740	916	3,243	5,286
Partners' capital	(2,213)	12,801	34,879	5,693	51,160	56,894

Total liabilities and partners' capital	$ 14,424	$ 41,101	$ 94,286	$ 58,167	$ 207,978	$ 222,524

Other Data:
Gables' ownership interest in JV	25.00%	20.00%	20.00%	8.26%

Gables' share of JV mortgage debt (3)	$ 4,088	$ 5,600	$ 11,533	$ 4,259	$ 25,480	$ 26,820
Gables' investment in JV	$ 671	$ 2,807	$ 7,147	$ (462)	$ 10,163	$ 11,456

Number of communities owned by JV	1	1	4	3	9	10
Number of apartment homes in operating and
development/lease-up communities owned by JV	345	435	967	1,118	2,865	3,051

(1) Abbreviated for Gables Residential Apartment Portfolio JV.
(2) Abbreviated for Gables Residential Apartment Portfolio JV Two.
(3) Represents mortgage debt for each JV multiplied by Gables' ownership interest in each such JV.

GABLES RESIDENTIAL
Portfolio Indebtedness Summary
March 31, 2004
(Unaudited and amounts in thousands)

			Interest	Total	Years to
Type of Indebtedness		Balance	Rate (1)	Rate (2)	Maturity

Fixed Rate:
Unsecured fixed-rate notes		$ 498,668	6.59%	6.59%	2.64
Secured fixed-rate notes		117,280	7.82%	7.82%	4.73
Unsecured tax-exempt fixed-rate loans		48,365	4.75%	4.75%	0.25
Secured tax-exempt fixed-rate loans		10,510	7.03%	7.63%	20.83

Total fixed-rate indebtedness		$ 674,823	6.68%	6.69%	3.12

Variable Rate:
Secured tax-exempt variable-rate loans		$ 170,955	1.05%	2.01%	2.87
Unsecured variable-rate credit facilities (3)		141,777	1.54%	1.54%	1.12
Secured variable-rate construction loans		36,597	3.04%	3.04%	2.50

Total variable-rate indebtedness		$ 349,329	1.46%	1.93%	2.12

Total portfolio debt (4), (5), (6)		$ 1,024,152	4.90%	5.06%	2.78

(1) Interest Rate represents the weighted average interest rate incurred on the indebtedness, exclusive of deferred financing cost amortization and credit enhancement fees, as applicable.

(2) Total Rate represents the Interest Rate (1) plus credit enhancement fees, as applicable.

(3) Gables' credit facilities bear interest at various spreads over LIBOR. For purposes of the years to maturity disclosure and the debt maturity disclosure in Note (6) below, all such indebtedness is presented using the May 2005 maturity date of Gables' $300,000 unsecured credit facility.

(4) Interest associated with construction activities is capitalized as a cost of development and does not impact current earnings. The qualifying construction expenditures at March 31, 2004 for purposes of interest capitalization were $146,423.

(5) Excludes (i) $16,350 of tax-exempt bonds related to a joint venture in which Gables owns a 25%
interest, (ii) $85,667 of indebtedness related to joint ventures in which Gables owns a 20% interest, and (iii) $51,558 of conventional indebtedness related to a joint venture in which Gables owns an
8.26% interest.

(6) Gables' debt maturities are as follows:

	Regularly Scheduled	Balloon Principal
	Principal Amortization	Payment due at
	Payments	Maturity	Total
2004	$ 995	$ 48,365	$ 49,360
2005	1,614	303,567	305,181
2006	1,525	239,837	241,362
2007	1,639	206,398	208,037
2008	1,252	90,200	91,452
2009 and thereafter	11,566	117,194	128,760

Total	$ 18,591	$ 1,005,561	$ 1,024,152

GABLES RESIDENTIAL
Selected Financial Data
March 31, 2004
(Unaudited and amounts in thousands, except for per share data)

		Page	1st Qtr.	1st Qtr.	%
	Notes	No. (1)	2004	2003	Change

Total revenues	(2)	15	$61,013	$60,734	0.5%
Income available for debt service and preferred dividends	(2)	17	$32,627	$34,407	-5.2%

Income from continuing operations (net of preferred dividends)		11	$2,976	$4,473	-33.5%
Income from discontinued operations		11	$2,071	$4,775	-56.6%
Net income available to common shareholders		11	$5,047	$9,248	-45.4%
Funds from operations (FFO) available to common shareholders		12	$17,591	$19,802	-11.2%
Adjusted funds from operations (AFFO) available to common shareholders		12	$15,507	$17,333	-10.5%

Diluted Per Common Share Information:
Income from continuing operations (net of preferred dividends)		11	$0.10	$0.18	-44.4%
Income from discontinued operations, net of minority interest		11	$0.07	$0.19	-63.2%
Net income available to common shareholders		11	$0.17	$0.38	-55.3%
Funds from operations (FFO) available to common shareholders		12	$0.53	$0.65	-18.5%
Adjusted funds from operations (AFFO) available to common shareholders		12	$0.46	$0.57	-19.3%

Interest expense and credit enhancement fees	(2)	15	$11,302	$11,515	-1.8%
Debt service	(2)	17	$11,746	$12,043	-2.5%
Preferred dividends to shareholders and unitholders		17	$2,194	$1,922	14.2%
Interest coverage ratio		17	2.89	2.99	-3.3%
Debt service coverage ratio		17	2.78	2.86	-2.8%
Debt service and preferred dividend coverage ratio		17	2.34	2.46	-4.9%
Capitalized interest		17	$2,340	$2,103	11.3%

Gross operating margin for property operations		13	63.3%	65.2%	-1.9%

Dividends declared per common share		na	$0.6025	$0.6025	0.0%
Common share dividends as a % of FFO	(3)	na	113.7%	92.7%	21.0%
Common share dividends as a % of AFFO	(3)	na	128.2%	105.7%	22.5%

Gables Residential total return	(4), (6)	na	6.2%	9.9%	nm
NAREIT Equity Residential REIT Total Return Index	(5), (6)	na	4.3%	-1.4%	nm

			March 31,	December 31,
			2004	2003
Balance Sheet Information:
Construction in progress	(7)	18	$143,182	$ 146,041	-2.0%
Total real estate assets, before accumulated depreciation		18	$1,967,140	$ 1,963,497	0.2%
Total assets		18	$1,719,839	$ 1,725,076	-0.3%

Total debt outstanding		18	$1,024,152	$ 1,003,100	2.1%
Total qualifying construction expenditures	(8)	na	$146,423	$ 137,270	6.7%
Preferred shares and units at $25 liquidation preference		na	$119,500	$ 119,500	0.0%

Common shares outstanding		na	29,215	28,780	1.5%
Common units outstanding		na	4,231	4,353	-2.8%
Total common shares and units outstanding		na	33,446	33,133	0.9%

Closing common share price		na	$36.25	$ 34.74	4.3%

GABLES RESIDENTIAL
Notes to Selected Financial Data
March 31, 2004
(Unaudited and amounts in thousands, except for per share information)

(1)	Reference is made to the page number within this press release for the reconciliation or source of the applicable selected financial data items.

(2)	Includes results attributable to both continuing and discontinued operations.

(3)	Common dividends per share as a percentage of FFO and AFFO is calculated using the basic per share data on page 12.

(4)	Total return is presented on a year-to-date basis for the periods presented. Such computations assume an investment in the Company's common shares on the first day of the year-to-date period presented and the reinvestment of dividends through the period presented.

(5)	The NAREIT Equity Residential REIT Total Return Index (the "NAREIT Apartment Index") is an industry index of 21 equity residential apartment REITs, including Gables. Total return is presented on a year-to-date basis for the periods presented. Such computations assume an investment in the index on the first day of the year-to-date period presented and the reinvestment of dividends through the period presented.

(6)	The long-term component of executives' and officers' incentive compensation is based on the annual total return to the Company's shareholders relative to the annual total return for the Company's competitors in its industry sector, as measured by the NAREIT Apartment Index.

(7)	Construction in progress represents total costs incurred on Gables' wholly-owned development communities and incremental costs incurred on Gables' wholly-owned renovation communities. A reclassification of such costs into operating real estate assets is not made until construction is 100% complete.

(8)	Interest associated with construction activities is capitalized as a cost of development and does not impact current earnings. The amounts reflected represent qualifying construction expenditures for purposes of interest capitalization.

GABLES RESIDENTIAL
Development/Lease-up Communities
March 31, 2004

		Number of	Total	Cost					Actual or Estimated Quarter of
		Apartment	Budgeted	To		Percent at March 31, 2004			Construction	Initial	Construction	Stabilized
Market	Community	Homes	Cost	Complete		Complete	Leased	Occupied	Start	Occupancy	End	Occupancy
			(millions)	(millions)

Wholly-Owned Development/Lease-up Communities:
Atlanta, GA	Gables Rock Springs-ph. 3 (1)	193	$ 19	$ 18		2%	--	--	1 Q 2004	2 Q 2005	4 Q 2005	4 Q 2005
Austin, TX	Gables Grandview (2)	458	56	8		85%	20%	15%	1 Q 2003	4 Q 2003	4 Q 2004	3 Q 2005
Houston, TX	Gables Augusta (2)	312	33	8		69%	15%	5%	1 Q 2003	1 Q 2004	4 Q 2004	2 Q 2005
South FL	Gables Floresta	311	39	8		74%	32%	23%	1 Q 2003	4 Q 2003	4 Q 2004	2 Q 2005
South FL	Gables Montecito (3)	450	56	48		4%	--	--	2 Q 2004	3 Q 2005	4 Q 2006	1 Q 2007
Tampa, FL	Gables Beach Park	166	23	1		95%	51%	24%	1 Q 2003	4 Q 2003	4 Q 2004	4 Q 2004
Wholly-Owned totals		1,890	$ 226	$ 91

Co-Investment Development/Lease-up Community (4):
Tampa, FL	Gables West Park Village III	76	$ 10	$ 5		41%	--	--	4 Q 2003	3 Q 2004	1 Q 2005	1 Q 2005
Co-Investment totals		76	$ 10	$ 5	(5)

Wholly-Owned Completed Community in Lease-up:
Atlanta, GA	Gables Rock Springs-ph. 2 (6)	233	$ 25	$ -		100%	95%	91%	2 Q 2002	2 Q 2003	1 Q 2004	2 Q 2004
Wholly-Owned totals		233	$ 25	$ -

Co-Investment Completed Community in Lease-up (4):
Tampa, FL	Gables West Park Village II	297	$ 27	$ -		100%	91%	86%	2 Q 2002	1 Q 2003	4 Q 2003	2 Q 2004
Co-Investment totals		297	$ 27	$ -

(1) This community represents the reconstruction of 56 apartment homes previously owned and operated by Gables into 193 apartment homes.
(2) These communities are secured by construction loans with an aggregate committed capacity of $43 million, of which $30 million was outstanding at March 31, 2004.
(3) Gables is developing single-family lots adjacent to this community and has such lots under contract for sale once development is complete.
Amounts pertaining to the single-family lots have been excluded from the disclosure above. At March 31, 2004, $9 million in costs have been incurred pertaining to the single family lots, and the estimated cost to complete is $5 million. Such costs are included in construction in progress in the accompanying balance sheet.
(4) These communities are owned by the Gables Residential Apartment Portfolio Two Joint Venture.
(5) Construction loan proceeds are expected to fund $4 million of the costs to complete at March 31, 2004. The remaining costs will be funded by capital contributions to the venture from the venture partner and Gables in a funding ratio of 80% and 20%, respectively.
(6) This community represents the reconstruction of 100 apartment homes previously owned and operated by Gables into 233 apartment homes.

This disclosure contains "forward-looking statements" within the meaning of the federal securities laws. See the discussion under "Forward-Looking
Statements" in the press release narrative accompanying this disclosure for matters to be considered in this regard.

GABLES RESIDENTIAL
Stabilized Communities
March 31, 2004
		March 31,	March 31, 2004
	Number of	2004	Market Rent per
Community	Homes	Occupancy	Home	Square Foot

Atlanta, GA
Briarcliff Gables	104	94%	$ 1,042	$ 0.84
Buckhead Gables	162	98%	757	1.00
Gables Cityscape	182	99% (1)	769	0.93
Gables Metropolitan I (JV)	435	91%	1,217	1.09
Gables Metropolitan II (JV)	274	89%	1,270	1.14
Gables Mill	438	92%	768	0.83
Gables Montclair	183	92%	1,465	0.96
Gables Northcliff	82	95%	1,164	0.75
Gables Paces	80	93%	1,900	1.15
Gables Rock Springs I	132	96%	1,163	1.00
Gables Vinings	315	93%	947	0.89
Gables Walk	310	95%	972	0.82
Gables Wood Arbor	140	95%	632	0.69
Gables Wood Crossing	268	93%	685	0.71
Gables Wood Glen	380	92%	614	0.62
Gables Wood Knoll	312	95%	680	0.68
Lakes at Indian Creek	603	86%	587	0.64
Roswell Gables I	384	91%	827	0.76
Roswell Gables II	284	91%	826	0.70
Spalding Gables	252	94%	836	0.84
Wildwood Gables	546	96%	862	0.76
	5,866	93%	878	0.83
South FL
Belmar	36	---- (2)	936	0.61
Cotton Bay	444	97%	796	0.81
Gables Boca Place	180	96%	1,076	1.10
Gables Boynton Beach I	252	96%	957	0.80
Gables Boynton Beach II	296	93%	953	0.79
Gables Kings Colony	480	96%	910	1.00
Gables Mizner on the Green	246	96%	1,579	1.25
Gables Palma Vista	189	95%	1,647	1.14
Gables San Michele I	249	96%	1,517	1.08
Gables San Michele II	343	93%	1,508	1.09
Gables San Remo	180	91%	1,303	0.96
Gables Town Colony	172	99%	1,009	1.18
Gables Town Place	312	96%	894	1.07
Gables Wellington	222	96%	1,079	0.93
Hampton Lakes	300	95%	861	0.82
Hampton Place	368	95%	806	0.84
Mahogany Bay	328	96%	845	0.84
Vinings at Hampton Village	168	98%	890	0.74
	4,765	95%	1,059	0.95
Houston, TX
Gables Austin Colony	237	94%	925	0.95
Gables Cityscape	252	94%	913	1.07
Gables CityWalk/Waterford Square	317	94%	874	1.08
Gables Edgewater	292	97%	865	0.98
Gables Lions Head	277	96%	769	0.91
Gables Metropolitan Uptown	318	92%	927	1.02
Gables of First Colony	324	97%	987	0.99
Gables Piney Point	246	96%	849	0.92
Gables Pin Oak Green	581	91%	957	0.94
Gables Pin Oak Park	474	92%	993	0.97
Gables Rivercrest I	140	95%	780	0.93
Gables Rivercrest II	140	96%	767	0.91
Gables Windmill Landing	259	97%	728	0.84
	3,857	94%	894	0.97

GABLES RESIDENTIAL
Stabilized Communities (continued)
March 31, 2004
		March 31,	March 31, 2004
	Number of	2004	Market Rent per
Community	Homes	Occupancy	Home		Square Foot

Dallas, TX
Gables Pearl Street	108	91%	$ 1,251		$ 1.15
Gables Turtle Creek Cityplace	232	98%	1,354		1.29
Gables Ellis Street	245	91%	1,581		1.32
Gables Knoxbridge	334	98%	1,055		1.24
Gables Mirabella	126	95%	1,119		1.23
Gables Spring Park	188	93%	946		0.90
Gables State Thomas Townhomes	177	97%	1,760		1.18
Gables State Thomas Ravello	290	93%	1,584		1.39
Gables Turtle Creek Dominion	150	97%	1,166		1.16
Gables Valley Ranch	319	95%	877		0.86
	2,169	95%	1,260		1.18
Austin, TX
Gables at the Terrace	308	94%	1,105		1.16
Gables Barton Creek	160	94%	1,397		1.20
Gables Bluffstone	256	93%	974		0.99
Gables Central Park	273	93%	1,369		1.45
Gables Great Hills	276	93%	804		0.97
Gables Park Mesa	148	95%	1,156		1.06
Gables Town Lake	256	94%	1,398		1.50
Gables West Avenue	239	95%	1,426		1.66
	1,916	94%	1,189		1.25
Memphis, TN
Arbors of Harbortown (JV)	345	94%	901		0.91
Gables Cordova	464	87%	701		0.75
Gables Stonebridge (JV)	500	91%	703		0.80
	1,309	90%	755		0.81
Nashville, TN
Brentwood Gables (JV)	254	90%	953		0.84
Gables Hendersonville (JV)	364	93%	688		0.73
Gables Hickory Hollow I	276	92%	660		0.74
Gables Hickory Hollow II	272	90%	653		0.68
	1,166	92%	731		0.75
Orlando, FL
Gables Chatham Square	448	100%	----	(3)	----	(3)
Gables North Village	315	93%	1,122		0.84
The Commons at Little Lake Bryan	280	100%	----	(3)	----	(3)
	1,043	98%	1,122		0.84
Tampa, FL
Gables West Park Village I (JV)	320	89%	1,187		0.95
	320	89%	1,187		0.95
Washington, D.C.
Gables Dupont Circle	82	96%	2,683		2.75
Gables Woodley Park	211	---- (4)	2,222		2.58
	293	96%	2,351		2.63

TOTALS	22,704	94%	$ 997		$ 0.97

(1) This community is under renovation or not fully operational as of March 31, 2004; therefore, occupancy is based on apartment homes available for lease.

(2) This community was acquired by Gables in December 2003 for renovation and was 64% occupied at
March 31, 2004. This community is adjacent to a land parcel that Gables acquired in January 2004 for the future development of an estimated 261 apartment homes.

(3) This community is leased to a single user group pursuant to a triple net master lease. Accordingly, market rent data is not reflected as it is not comparable to the rest of Gables' portfolio.

(4) This community was in lease-up upon Gables' acquisition in July 2003. At March 31, 2004, the community was 89% occupied.